Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Global Matrechs, Inc. (the "Company"), on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the "Report"), Michael Sheppard, President, Chief Executive Officer & Acting Chief Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

January 15, 2009

/s/ Michael Sheppard
Michael Sheppard
President, Chief Executive Officer & Acting Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Global Matrechs, Inc. and will be retained by Global Matrechs, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]